Exhibit 10.9

AMENDMENT NO. 3 TO Loan Financing and Sale Agreement

AMENDMENT NO. 3 dated as of December 20, 2024 (this "Agreement") between ABPCIC FUNDING II LLC (the "Borrower"), synovus bank, specialty finance division, in its capacity as Facility Agent (the "Facility Agent"), U.S. Bank TRUST COMPANY, National Association, (as successor in interest to U.S. Bank National Association), in its capacity as collateral agent, (the "Collateral Agent"), U.S. BANK NATIONAL ASSOCIATION, in its capacity as collateral custodian (the "Collateral Custodian") and as Securities Intermediary (the "Securities Intermediary"), AB PRIVATE CREDIT INVESTORS LLC, as servicer (the “Servicer”), AB PRIVATE CREDIT INVESTORS CORPORATION, as equityholder (the “Equityholder”), and the LENDERS executing this Agreement on the signature pages hereto.

The Borrower, the Lenders party thereto, the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, the Servicer and the Equityholder are parties to a Loan Financing and Sale Agreement dated as of October 15, 2020 (as amended by that certain Amendment No. 1, dated as of September 22, 2022, that certain Omnibus Amendment, dated October 26, 2023, and as further amended, modified and supplemented and in effect from time to time, the "Loan Agreement").

The Borrower and the Lendersparty hereto wish now to amend the Loan Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1. Definitions. Except as otherwise defined in this Agreement, terms defined in the Loan Agreement are used herein as defined therein. This Agreement shall constitute a Transaction Document for all purposes of the Loan Agreement and the other Transaction Documents.

Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Loan Agreement shall be amended as follows:

2.01. References Generally. References in the Loan Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Loan Agreement as amended hereby.

2.02. Amendments. On and as of the date hereof, the Loan Agreement is amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix I hereto.

Section 3. Representations and Warranties.

(a) Before and after giving effect to the amendments contemplated pursuant to this Agreement, the Borrower represents and warrants that (i) its representations and warranties set forth in Article IX of the Loan Agreement, are true and complete in all material respects, in each case on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and as if each reference in said Article IX to "this Agreement" included reference to this Agreement and (ii) no Default or Event of Default has occurred and is continuing on the part of the Borrower.

(b) The Borrower represents and warrants that this Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

Section 4. Conditions Precedent. The amendments set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions:

(a)
Execution. The Facility Agent shall have received counterparts of this Agreement executed by the Borrower, the Facility Agent, the Collateral Agent, the Collateral Custodian, the Securities Intermediary and the Lenders. The Collateral Manager shall have consented to this Agreement in writing.
(b)
Other Fees. The Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders (including reasonable and documented fees and expenses of outside counsel to the Agents) incurred in connection with this Agreement.
(c)
Officer's Certificate from the Borrower. The Facility Agent shall have received from an Authorized Officerof the Borrower a certificate: certifying as to and attaching its resolutions or other action of its general partner approving this Agreement and any other matters related thereto.

Section 5. Direction of the Collateral Custodian, the Securities Intermediary and Collateral Agent. By executing this Agreement, the Lenders hereby consent to the terms of this Agreement and direct the Collateral Custodian, the Securities Intermediary and Collateral Agent to execute and deliver this Agreement, and acknowledge and agree that the Collateral Custodian, Securities Intermediary and Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby release the Collateral Custodian, Securities Intermediary and Collateral Agent and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of the bad faith, gross negligence or willful misconduct of the Collateral Custodian, Securities Intermediary and Collateral Agent.

Section 6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 7. Miscellaneous. Except as herein provided, the Loan Agreement shall remain unchanged and in full force and effect. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof. THIS AGREEMENT AND ANY RIGHT, REMEDY, OBLIGATION, CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE BORROWER WILL, PROMPTLY FOLLOWING EXECUTION HEREOF, PROVIDE COPIES OF THIS AGREEMENT TO EACH LENDER AND THE AGENTS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ABPCIC FUNDING II LLC,
as Borrower

By: AB Private Credit Investors Corporation, its sole member

By: /s/ Roy Castromonte
Name: Roy Castromonte

Title: VP/Vice President and Treasurer of AB-PCI

SYNOVUS BANK, SPECIALTY FINANCE DIVISION,
as Facility Agent

By: /s/ Jonathan Edwards
Name: Jonathan Edwards
Title: President

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

By: /s/ Scott D. DeRoss
Name: Scott D. DeRoss

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Custodian and as Securities Intermediary

By: /s/ Scott D. DeRoss
Name: Scott D. DeRoss

Title: Vice President

Lenders:

SYNOVUS BANK, SPECIALTY DIVISION,

as a Lender

By: /s/ Jonathan Edwards
Name: Jonathan Edwards
Title: President

AXOS BANK,
as a Lender

By: /s/ Luke Graham
Name: Luke Graham
Title: SVP, Senior Managing Director, Head of C&I Sales

CONSENTED TO BY:

AB PRIVATE CREDIT INVESTORS LLC,

as Servicer

By: /s/ Roy Castromonte
Name: Roy Castromonte

Title: VP/Vice President and Treasurer of AB-PCI

APPENDIX I (ATTACHED)

EXECUTION VERSION

Conformed through ~~Omnibus~~ Amendment #3 dated ~~October 26, 2023~~December 20, 2024

LOAN FINANCING AND SERVICING AGREEMENT

dated as of October 15, 2020

ABPCIC Funding II LLC
as Borrower

AB PRIVATE CREDIT INVESTORS LLC,
as Servicer,

AB PRIVATE CREDIT INVESTORS CORPORATION,
as Equityholder,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SYNOVUS BANK, SPECIALTY FINANCE DIVISION,
as Facility Agent

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

and

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Custodian and as Securities Intermediary

TABLE OF CONTENTS

Page

Article I DEFINITIONS1

Section 1.1Defined Terms.1

Section 1.2Other Definitional Provisions.~~43~~41

Article II THE FACILITY, ADVANCE PROCEDURES AND NOTES~~45~~43

Section 2.1Advances.~~45~~43

Section 2.2Funding of Advances.~~45~~43

Section 2.3Notes.~~46~~44

Section 2.4Repayment and Prepayments.~~46~~44

Section 2.5Permanent Reduction of Facility Amount.~~46~~45

Section 2.6Extension of Revolving Period.~~47~~45

Section 2.7Valuation.~~47~~45

Section 2.8Increase in Facility Amount~~47~~46

Section 2.9Defaulting Lenders.~~48~~46

Section 2.10Conforming Changes~~49~~47

Article III YIELD, UNDRAWN FEE, ETC.~~49~~47

Section 3.1Yield and Undrawn Fee.~~49~~47

Section 3.2Yield and Undrawn Fee Distribution Dates.~~49~~48

Section 3.3Yield Calculation.~~49~~48

Section 3.4Computation of Yield, Fees, Etc.~~50~~48

Article IV PAYMENTS; TAXES~~50~~48

Section 4.1Making of Payments.~~50~~48

Section 4.2Due Date Extension.~~50~~49

Section 4.3Taxes.~~50~~49

Article V INCREASED COSTS, ETC.~~54~~53

Section 5.1Increased Costs, Capital Adequacy.~~54~~53

Article VI EFFECTIVENESS; CONDITIONS TO ADVANCES~~56~~54

Section 6.1Effectiveness.~~56~~54

Section 6.2Advances.~~58~~56

Section 6.3Transfer of Collateral Obligations and Permitted Investments.~~59~~57

Section 6.4Reinvestments~~60~~58

Article VII ADMINISTRATION AND SERVICING OF COLLATERAL OBLIGATIONS~~61~~59

Section 7.1Appointment of Servicer; Termination of the Servicer.~~61~~59

Section 7.2Appointment of Successor Servicer.~~61~~59

Section 7.3Duties of the Servicer.~~62~~60

Section 7.4Representations and Warranties of the Servicer.~~63~~62

Section 7.5Covenants of the Servicer.~~65~~63

Section 7.6Servicing Fee; Payment of Certain Expenses by Servicer.~~67~~66

Section 7.7Collateral Reporting.~~67~~66

Section 7.8Notices.~~68~~66

Section 7.9Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records.~~68~~66

Section 7.10Optional Sales.~~69~~67

Section 7.11Servicer Default.~~71~~69

Section 7.12Servicer Indemnification of Indemnified Parties.~~72~~70

Article VIII ACCOUNTS; PAYMENTS~~73~~72

Section 8.1Accounts.~~73~~72

Section 8.2Excluded Amounts.~~75~~73

Section 8.3Distributions, Reinvestment and Dividends.~~75~~74

Section 8.4Fees.~~79~~78

Section 8.5Monthly Report.~~79~~78

Article IX REPRESENTATIONS AND WARRANTIES OF THE BORROWER~~80~~79

Section 9.1Organization and Good Standing.~~80~~79

Section 9.2Due Qualification.~~81~~79

Section 9.3Power and Authority.~~81~~79

Section 9.4Binding Obligations.~~81~~79

Section 9.5Security Interest.~~81~~80

Section 9.6No Violation.~~82~~81

Section 9.7No Proceedings.~~82~~81

Section 9.8No Consents.~~83~~81

Section 9.9Solvency.~~83~~81

Section 9.10Compliance with Laws.~~83~~81

Section 9.11Taxes.~~83~~81

Section 9.12Monthly Report.~~83~~82

Section 9.13No Liens, Etc.~~83~~82

Section 9.14Information True and Correct.~~84~~82

Section 9.15Bulk Sales.~~84~~83

Section 9.16Collateral.~~84~~83

Section 9.17Selection Procedures.~~84~~83

Section 9.18Indebtedness.~~84~~83

Section 9.19No Injunctions.~~85~~83

Section 9.20No Subsidiaries.~~85~~83

Section 9.21ERISA Matters.~~85~~83

Section 9.22Investment Company Status.~~85~~84

Section 9.23Set-Off, Etc.~~85~~84

Section 9.24Collections.~~85~~84

Section 9.25Value Given.~~85~~84

Section 9.26Use of Proceeds.~~86~~84

Section 9.27Separate Existence.~~86~~84

Section 9.28Transaction Documents.~~86~~84

Section 9.29Anti-Terrorism, Anti-Money Laundering.~~86~~85

Section 9.30Reimbursement of Servicer Expenses.~~87~~86

Section 9.31Anti-Bribery and Corruption.~~87~~86

Section 9.32Volcker Rule.~~88~~86

Article X COVENANTS~~88~~86

Section 10.1Protection of Security Interest of the Secured Parties.~~88~~87

Section 10.2Other Liens or Interests.~~89~~87

Section 10.3Costs and Expenses.~~89~~88

Section 10.4Reporting Requirements.~~89~~88

Section 10.5Separate Existence.~~89~~88

Section 10.6Hedging Agreements.~~92~~91

Section 10.7[Reserved].~~93~~92

Section 10.8Taxes.~~93~~92

Section 10.9Merger, Consolidation, Etc.~~93~~92

Section 10.10Deposit of Collections.~~94~~92

Section 10.11Indebtedness; Guarantees.~~94~~92

Section 10.12Limitation on Purchases from Affiliates.~~94~~92

Section 10.13Transaction Documents.~~94~~93

Section 10.14Preservation of Existence.~~94~~93

Section 10.15Limitation on Investments.~~94~~93

Section 10.16Distributions.~~95~~93

Section 10.17Performance of Borrower Assigned Agreements.~~95~~94

Section 10.18Further Assurances; Financing Statements.~~95~~94

Section 10.19Obligor Payment Instructions.~~96~~94

Section 10.20Delivery of Collateral Obligation Files.~~96~~95

Section 10.21Collateral Obligation Schedule.~~96~~95

Section 10.22Notice to Specified Obligors.~~96~~95

Section 10.23ERISA.~~97~~95

Section 10.24Proceedings.~~97~~96

Section 10.25Policies and Procedures for Sanctions.~~97~~96

Section 10.26Compliance with Sanctions.~~97~~96

Section 10.27Compliance with Anti-Money Laundering.~~97~~96

Section 10.28Ineligible Collateral.~~98~~96

Article XI THE COLLATERAL AGENT~~98~~97

Section 11.1Appointment of Collateral Agent.~~98~~97

Section 11.2Monthly Reports.~~98~~97

Section 11.3Collateral Administration.~~98~~97

Section 11.4Removal or Resignation of Collateral Agent.~~102~~100

Section 11.5Representations and Warranties.~~102~~101

Section 11.6No Adverse Interest of Collateral Agent.~~102~~101

Section 11.7Reliance of Collateral Agent.~~103~~101

Section 11.8Limitation of Liability and Collateral Agent Rights.~~103~~102

Section 11.9Tax Reports.~~106~~104

Section 11.10Merger or Consolidation.~~106~~104

Section 11.11Collateral Agent Compensation.~~106~~104

Section 11.12Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations.~~106~~105

Section 11.13Electronic Communications and Signatures.~~106~~105

Article XII GRANT OF SECURITY INTEREST~~107~~106

Section 12.1Borrower’s Grant of Security Interest.~~107~~106

Section 12.2Borrower Remains Liable.~~109~~107

Section 12.3Release of Collateral.~~109~~107

Article XIII EVENTS OF DEFAULT~~110~~108

Section 13.1Events of Default.~~110~~108

Section 13.2Effect of Event of Default.~~112~~110

Section 13.3Rights upon Event of Default.~~112~~110

Section 13.4Collateral Agent May Enforce Claims Without Possession of Notes.~~113~~111

Section 13.5Collective Proceedings.~~113~~112

Section 13.6Insolvency Proceedings.~~113~~112

Section 13.7Delay or Omission Not Waiver.~~114~~113

Section 13.8Waiver of Stay or Extension Laws.~~114~~113

Section 13.9Limitation on Duty of Collateral Agent in Respect of Collateral.~~115~~113

Section 13.10Power of Attorney.~~115~~114

Section 13.11Standstill Period.~~116~~114

Article XIV THE FACILITY AGENT~~116~~115

Section 14.1Appointment.~~116~~115

Section 14.2Delegation of Duties.~~117~~115

Section 14.3Exculpatory Provisions.~~117~~115

Section 14.4Reliance by Facility Agent.~~117~~116

Section 14.5Notices.~~117~~116

Section 14.6Non‑Reliance on Facility Agent.~~118~~116

Section 14.7Indemnification.~~118~~117

Section 14.8Successor Facility Agent.~~119~~117

Section 14.9Facility Agent in its Individual Capacity.~~119~~118

Section 14.10Borrower Audit.~~119~~118

Section 14.11Compliance with Applicable Anti-Bribery and Corruption, Anti-Terrorism and Anti-Money Laundering Regulations.~~120~~118

Article XV ASSIGNMENTS~~120~~118

Section 15.1Restrictions on Assignments by the Borrower and the Servicer.~~120~~118

Section 15.2Documentation.~~120~~119

Section 15.3Rights of Assignee.~~121~~119

Section 15.4Assignment by Lenders.~~121~~119

Section 15.5Registration; Registration of Transfer and Exchange.~~121~~120

Section 15.6Mutilated, Destroyed, Lost and Stolen Notes.~~123~~121

Section 15.7Persons Deemed Owners.~~123~~122

Section 15.8Cancellation.~~123~~122

Section 15.9Participations; Pledge.~~123~~122

Section 15.10Reallocation of Advances.~~124~~123

Article XVI INDEMNIFICATION~~125~~123

Section 16.1Borrower Indemnity.~~125~~123

Section 16.2Contribution.~~126~~125

Section 16.3After-Tax Basis.~~126~~125

Article XVII MISCELLANEOUS~~127~~125

Section 17.1No Waiver; Remedies.~~127~~125

Section 17.2Amendments, Waivers.~~127~~126

Section 17.3Notices, Etc.~~128~~127

Section 17.4Costs and Expenses.~~128~~127

Section 17.5Binding Effect; Survival.~~129~~127

Section 17.6Captions and Cross References.~~129~~128

Section 17.7Severability.~~129~~128

Section 17.8GOVERNING LAW.~~130~~128

Section 17.9Counterparts.~~130~~128

Section 17.10WAIVER OF JURY TRIAL.~~130~~128

Section 17.11No Proceedings.~~130~~129

Section 17.12Limited Recourse.~~131~~129

Section 17.13ENTIRE AGREEMENT.~~131~~129

Section 17.14Confidentiality.~~131~~130

Section 17.15Non-Confidentiality of Tax Treatment.~~132~~130

Section 17.16Replacement of Lenders.~~132~~131

Section 17.17Consent to Jurisdiction.~~133~~132

Section 17.18Option to Acquire Rating.~~133~~132

Section 17.19Lender and Participant Representations.~~133~~132

Section 17.20Acknowledgement Regarding Any Supported QFCs.~~134~~132

Article XVIII COLLATERAL CUSTODIAN~~134~~133

Section 18.1Designation of Collateral Custodian.~~134~~133

Section 18.2Duties of the Collateral Custodian.~~135~~133

Section 18.3Delivery of Collateral Obligation Files.~~136~~135

Section 18.4Collateral Obligation File Certification.~~137~~135

Section 18.5Release of Collateral Obligation Files.~~138~~136

Section 18.6Examination of Collateral Obligation Files.~~139~~138

Section 18.7Lost Note Affidavit.~~140~~138

Section 18.8Transmission of Collateral Obligation Files.~~140~~138

Section 18.9Merger or Consolidation.~~140~~139

Section 18.10Collateral Custodian Compensation.~~140~~139

Section 18.11Removal or Resignation of Collateral Custodian.~~141~~139

Section 18.12Limitations on Liability.~~141~~140

Section 18.13Collateral Custodian as Agent of Collateral Agent.~~143~~141

EXHIBIT A Form of Note

LOAN FINANCING AND SERVICING AGREEMENT

THIS LOAN FINANCING AND SERVICING AGREEMENT is made and entered into as of October 15, 2020, among ABPCIC Funding II LLC, a Delaware limited liability company (the “Borrower”), AB PRIVATE CREDIT INVESTORS CORPORATION, a Maryland corporation, as equityholder (in such capacity, together with its successors and permitted assigns in such capacity, the “Equityholder”), the SERVICER (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), as Collateral Agent (as hereinafter defined), U.S. BANK NATIONAL ASSOCIATION, as Collateral Custodian and Securities Intermediary (each as hereinafter defined) and SYNOVUS BANK, SPECIALTY FINANCE DIVISION, as Facility Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein and also desires to retain the Servicer to perform certain servicing functions related to the Collateral Obligations (as defined herein) on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein and the Servicer desires to perform certain servicing functions related to the Collateral Obligations on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

DEFINITIONS
1.1.
Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940.

“Account” means the Unfunded Exposure Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Closing Date, by and among the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary.

“Accrual Period” means, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) through and including the day preceding such Distribution Date.

~~“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment.~~

“Advance” has the meaning set forth in Section 2.1(a).

“Advance Date” has the meaning set forth in Section 2.1(a).

“Advance Rate” means, with respect to any Eligible Collateral Obligation on any date of determination ~~(a) prior to the Advance Rate Increase Date (i) that is a Recurring Revenue Loan, 40% or (ii) that is a First Lien Loan (other than a Recurring Revenue Loan), 55% and (b) on and after the Advance Rate Increase Date (i) that is a Recurring Revenue Loan, 60% or (ii) that is a First Lien Loan (other than a Recurring Revenue Loan)~~, 65%.

~~“Advance Rate Increase Condition” means a condition that is satisfied on the Effective Date or on any Retest Date if in the preceding six (6) calendar months: (i) two (2) or fewer Collateral Obligations have become Defaulted Collateral Obligations pursuant to clause (a) of the definition thereof; (ii) five (5) or fewer Collateral Obligations have been subject to a Material Modification; and (iii) the sum of the Principal Balances of all Collateral Obligations which have become Defaulted Collateral Obligations pursuant to clause (a) of the definition thereof and/or have been subject to a Material Modification is less than 25% of the sum of the Principal Balances of all Collateral Obligations included in the Collateral on such date.~~

~~“Advance Rate Increase Date” means (i) if the Advance Rate Increase Condition is satisfied on the Effective Date, the Effective Date or (ii) if the Advance Rate Increase Condition is not satisfied on the Effective Date or any preceding Retest Date, but is satisfied on a Retest Date, such Retest Date.~~

“Advance Request” has the meaning set forth in Section 2.2(a).

“Adverse Claim” means any claim of ownership or any Lien, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a Lien, other than Permitted Liens.

“Affected Person” has the meaning set forth in Section 5.1.

“Affiliate” of any Person means any other Person that directly or indirectly Controls, is Controlled by or is under common Control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan); provided that for purposes of this Agreement and the other Transaction Documents, AXA Equitable Life necessary to settle the acquisition of Eligible Collateral Obligations) and any amounts paid into a Collection Account under any Hedging Agreement, Replacement Hedging Agreement or Qualified Substitute Arrangement with respect to the related Collection Period or paid in by the Equityholder pursuant to Section 8.1(d), plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Closing Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts or other sales proceeds from the sale of Collateral deposited in the Collection Account with respect to the related Collection Period.

“Annual Expense Cap” means with respect to any calendar year, an amount equal to (i) $150,000 plus (ii) 0.02% per annum multiplied by the sum of (x) the aggregate outstanding principal balance of the Collateral Obligation plus (y) the sum of (A) the aggregate amount of Permitted Investment and cash on deposit in the Collection Account constituting Principal Collections and (B) (1) the aggregate amount of Permitted Investments and cash in the Unfunded Exposure Account minus (2) the Aggregate Unfunded Amount.

“Anti-Bribery and Corruption Laws” has the meaning set forth in Section 9.31.

“Anti-Money Laundering Laws” has the meaning set forth in Section 9.29.

“Applicable Banking Law” means, for any Person, all laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to anti-bribery and corruption, the funding of terrorist activities and money laundering, including the Anti-Money Laundering Laws, the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, other applicable anti-bribery and corruption legislation, and Section 326 of the USA Patriot Act.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means ~~3.50~~2.50% per annum.

“Approved Valuation Firm” means (a) with respect to Section 2.7(a), Lincoln International (or any other valuation firm agreed upon by the Servicer and the Facility Agent) and (b) with respect to Section 2.7(b), any of Duff & Phelps Corp., Houlihan Lokey, Howard & Zukin, Valuation Research Corp., Murray, Devine & Company or any other nationally recognized accounting firm or valuation firm agreed upon by the Servicer and the Facility Agent.

“Assigned Value” means, with respect to a Collateral Obligation, an amount equal to the lowest of:

(b)
for any Eligible Collateral Obligation other than a Defaulted Collateral Obligation, (i) if such Collateral Obligation was acquired with a Purchase Price Ratio of 90% or greater, the Principal Balance of such Collateral Obligation or (ii) if such Collateral Obligation was acquired with a Purchase Price Ratio of less than 90%, the product of (A) the Principal Balance of such Collateral Obligation and (B) the Purchase Price Ratio of such Collateral Obligation;
(c)
for any Eligible Collateral Obligation that has been subject to a Revaluation Event, the Revaluation Value of such Eligible Collateral Obligation;
(d)
for any Defaulted Collateral Obligation, the Recovery Value of such Collateral Obligation; or
(e)
for any Collateral Obligation that is not an Eligible Collateral Obligation shall be zero;

provided, that any Collateral Obligation, or portion thereof, that exceeds a Concentration Limitation shall have an Assigned Value of zero with respect to such excess amount.

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date.

“Average Life” means, as of any day with respect to any Collateral Obligation, the quotient obtained by dividing(i) the sum of the products of (a) the number of years (rounded up to the nearest one hundredth thereof) from such day to the respective dates of each successive Scheduled Collateral Obligation Payment of principal on such Collateral Obligation (assuming, for purposes of this definition, the full exercise of any option to extend the maturity date or otherwise lengthen the maturity schedule that is exercisable without the consent of the Borrower) multipliedby (b) the respective amounts of principal of such Scheduled Collateral Obligation Payments by (ii) the sum of all successive Scheduled Collateral Obligation Payments of principal on such Collateral Obligation.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. § 101, et seq., as amended.

"Benchmark" means, initially, ~~Adjusted~~  Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to ~~Adjusted~~  Term SOFR or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement Rate to the extent that such Benchmark Replacement Rate has replaced such prior benchmark rate.

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Benchmark and each date thereafter agreed to by the Servicer and the Facility Agent following the occurrence of any of the following events: (i) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (x) the date of the public statement or publication of information referenced therein and (y) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark;

statements (including amendments or modifications thereof) authorized by the Obligor thereof or by another Person on the Obligor’s behalf in respect of such Collateral Obligation or evidence that such financing statements have been submitted for filing, in each case only to the extent reasonably available to the Servicer, and (iv) any other document included on the related Document Checklist that is reasonably requested by the Facility Agent and reasonably available to the Servicer.

“Collateral Obligation Schedule” means the list of Collateral Obligations set forth on Schedule 2, as the same may be updated by the Borrower (or the Servicer on behalf of the Borrower) from time to time.

“Collateral Portfolio Test” means, as of any Measurement Date on and after the Effective Date, a test that will be satisfied if both (i) the First Lien Loan Percentage is not less than 100% and (ii) the Recurring Revenue Loan Percentage is not more than ~~60~~70%.

“Collateral Quality Tests” means, collectively or individually as the case may be, the Minimum Weighted Average Spread Test, the Maximum Weighted Average Life Test and the Minimum Weighted Average Recurring Revenue Test.

“Collection Account” means, collectively, the Principal Collection Account and the Interest Collection Account.

“Collection Period” means, with respect to the first Distribution Date, the period from and including the Closing Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commitment” means, for each Lender, (a) prior to the Facility Termination Date, the commitment of such Lender to make Advances to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Lender’s name on Annex B or pursuant to the assignment executed by such Lender and its assignee(s) and delivered pursuant to Article XV or pursuant to a Joinder Agreement executed and delivered pursuant to Article XV (as such Commitment may be reduced as set forth in Section 2.5 or increased as set forth in Section 2.8), and (b) on and after the earlier to occur of (i) the Facility Termination Date and (ii) the end of the Revolving Period, such Lender’s pro rata share of all Advances outstanding.

“Concentration Limitations” means limitations that are satisfied if, as of any Measurement Date on or after the Effective Date, in the aggregate, the aggregate Principal Balance of the Collateral Obligations owned (or, in relation to a proposed acquisition or origination of a Collateral Obligation, proposed to be owned) by the Borrower comply with all of the requirements set forth below, calculated as a percentage of Total Capitalization (unless otherwise specified) and in each case in accordance with the procedures set forth in Section 1.2:

(f)
not more than 3.5% may consist of obligations of any single Obligor; provided that up to five Obligors may each constitute up to 7.0%;
(g)
not more than 15% may consist of obligations of Obligors in any single S&P Industry Classification; provided, that (i) ~~as to the largest~~up to 35 % may consist of Collateral Obligations of Obligors that fall within the “Software” S&P Industry Classification, (ii) up to 25% may consist of Collateral Obligations of Obligors that fall within ~~such~~anyS&P Industry Classification other than “Software” and (~~ii~~iii) as to the ~~second~~nextlargest S&P Industry Classification, up to 17.5% may consist of Collateral Obligations of Obligors that fall within such S&P Industry Classification;
(h)
not more than 5% may consist of Fixed Rate Collateral Obligations;
(i)
not more than 5% may consist of Deferrable Collateral Obligations other than Permitted Deferrable Collateral Obligations;
(j)
not more than 10% may consist of Variable Funding Assets;
(k)
not more than 10% may consist of Collateral Obligations (other than Recurring Revenue Loans) with respect to which the EBITDA for the prior twelve calendar months of the related Obligor is less than $10,000,000; and
(l)
not more than 20% may consist of obligations of Obligors organized in an Eligible Jurisdiction other than the United States.

"Conforming Changes" means, with respect to either the use or administration of ~~Adjusted~~  Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including the addition of a concept of "interest period", timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Facility Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Facility Agent in a manner substantially consistent with market practice (or, if the Borrower and Facility Agent decide that adoption of any portion of such market practice is not administratively feasible or if the Borrower and Facility Agent determine that no market practice for the administration of any such rate exists, in such other manner of administration as the Borrower and Facility Agent decide is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constituent Documents” means, for any Person, its constituent or organizational documents, including: (a) in the case of any limited partnership, joint venture, trust or other form of business entity, the limited partnership agreement, joint venture agreement, articles of insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments and (v) any amount deposited into a Collection Account in error (including any amounts relating to any portion of an asset sold by the Borrower and occurring after the date of such sale).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Agent” has the meaning set forth in the Preamble.

“Facility Amount” means (a) prior to the end of the Revolving Period, $200,000,000, unless this amount is permanently reduced pursuant to Section 2.5 or increased pursuant to Section 2.8, in which event it means such lower or higher amount and (b) from and after the end of the Revolving Period, the Advances outstanding.

“Facility Termination Date” means the earliest of (i) the later of (x) the date that is three (3) years after ~~the Omnibus Amendment Date~~ December 20, 2024 and (y) the date that is one (1) year after the last day of the Revolving Period, (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2, (iii) the date of any permanent reduction in full of the Facility Amount pursuant to Section 2.5 and (iv) the Cleanup Call Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org or any successor source

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“First Amendment Date” means September 22, 2022.

“First Lien Loan” means any Loan that (a)(i) is not (and is not permitted by its terms become) subordinate in right of payment to any obligation of the related Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than with respect to trade claims, capitalized leases or similar obligation) other than a Working Capital Revolver, (ii) is secured by a pledge of specified collateral, which security interest is validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable Underlying Instruments, and liens accorded priority by law in favor of any Official Body), and (iii) the Servicer determines in good faith that the value of the collateral or the enterprise value securing the Loan on or about the time of origination or acquisition equals or exceeds the outstanding principal balance of the Loan plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral or (b) is deemed by the Facility Agent in its sole discretion to be a First Lien Loan following the request of the Borrower (or the Servicer on its behalf).

“First Lien Loan Percentage” means the number expressed as a percentage equal to (i) the sum of the Principal Balances of all First Lien Loans held by the Borrower divided by (ii) the Aggregate Eligible Collateral Obligation Balance.

“Fitch” means Fitch Ratings, Inc., Fitch Ratings Ltd. and their subsidiaries, including Derivative Fitch Inc. and Derivative Fitch Ltd. and any successor thereto.

“Fixed Rate Collateral Obligation” means any Collateral Obligation that bears a fixed rate of interest.

“Floor” means a rate of interest equal to 0.25%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRS Board” means the Board of Governors of the Federal Reserve System and, as applicable, the staff thereof.

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of the Commitments (other than an increase in the Commitment of another Lender or the addition of a new Lender) or change the Facility Termination Date, (b) release any material portion of the Collateral, except in connection with dispositions permitted hereunder~~, (c)~~ (as of the amendment date) or subordinate, or have the effect of subordinating (whether by contract, structurally or otherwise), the right of payment of all or any portion of the Obligations to any other Indebtedness or other obligations or liabilities or subordinate, or have the effect of subordinating (whether by contract, structurally or otherwise), the Liens securing (or purporting to secure) all or any portion of the Obligations to Liens securing (or purporting to secure) any other Indebtedness or other obligation or liabilities, (c) permit the creation or acquisition by Borrower of any Subsidiary, (d)alter the terms of Section 2.4(a) or Section 8.3 or any related definitions or provisions in a manner that would alter the effect of such Sections, (e) change any of the provisions of Section 15.4 in a manner that would permit assignments to Equityholder or any Affiliate of the Equityholder or (~~d~~f) modify the definition of the terms “Advance Rate”, “Borrowing Base”, “Eligible Collateral Obligation”, “Excess Concentration Amount”, “Event of Default”, “First Lien Loan”, or “Fundamental Amendment”, or any defined term used therein, in each case in a manner which would have the effect of making more credit available to the Borrower, or make such provision less restrictive on the Borrower in any other material fashion.

“Funding Date” means any Advance Date or any Reinvestment Date, as applicable.

“GAAP” means generally accepted accounting principles in the United States, which are applicable to the circumstances as of any day.

“Hazardous Materials” means all materials subject to any Environmental Law, including materials listed in 49 C.F.R. § 172.101, materials defined as hazardous pursuant to § 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead‑based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls, radon gas, urea formaldehyde and any substances classified as being “in inventory”, “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition.

“Hedge Breakage Costs” means, with respect to each Hedge Counterparty upon the early termination of any Hedge Transaction with such Hedge Counterparty, the net amount, if any, payable by the Borrower to such Hedge Counterparty for the early termination of that Hedge Transaction or any portion thereof.

“Hedge Counterparty” means (a) Synovus and its affiliates and (b) any other entity that (i) on the date of entering into any Hedge Transaction (x) is an interest rate swap dealer that has been approved in writing by the Facility Agent, and (y) has a long‑term unsecured debt rating of not less than “A” by S&P, not less than “A2” by Moody’s and not less than “A” by Fitch (if such entity is rated by Fitch) (the “Long‑term Rating Requirement”) and a short‑term unsecured debt rating of not less than “A‑1” by S&P, not less than “P‑1” by Moody’s and not less than “Fl” by Fitch (if such entity is rated by Fitch) (the “Short‑term Rating Requirement”), and (ii) in a Hedging Agreement (x) consents to the assignment hereunder of the Borrower’s rights under the Hedging Agreement to the Facility Agent on behalf of the Secured Parties and (y) agrees that in the event that Moody’s, S&P or Fitch reduces its long‑term unsecured debt rating below the Long‑term Rating Requirement or reduces it short‑term debt rating below the Short‑term Rating Requirement, it shall either collateralize its obligations in a manner reasonably satisfactory to the Facility Agent, or transfer its rights and obligations under each Hedging Agreement (excluding, however, any right to net payments or Hedge Breakage Costs under any Hedge Transaction, to the extent accrued to such date or to accrue thereafter and owing to the transferring Hedge Counterparty as of the date of such transfer) to another entity that meets the requirements of clauses (b)(i) and (b)(ii)hereof.

“Hedge Transaction” means each interest rate swap, index rate swap or interest rate cap transaction or comparable derivative arrangement between the Borrower and a Hedge one such bid can be obtained, and such bid was obtained from a qualified broker/dealer, such bid price (expressed as a percentage of par); and

(m)
if the Market Value cannot be determined pursuant to clause (a) or (b), the Market Value shall be the Revaluation Value.

“Material Action” means an action to institute proceedings to have the Borrower be adjudicated bankrupt or insolvent, to file any insolvency case or proceeding, to institute proceedings under any applicable insolvency law, to seek relief under any law relating to relief from debts, or consent to the institution of bankruptcy or insolvency proceedings against the Borrower or file a petition seeking, or consent to, reorganization or relief with respect to the Borrower under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or a substantial part of its property, or make any assignment for the benefit of creditors of the Borrower, or admit in writing the Borrower’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business, taken as a whole, of the Borrower or the Servicer; (b) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the assignments and security interests granted by the Borrower in this Agreement.

“Material Modification” means any amendment or waiver of or modification to (it being agreed and understood that a release document or similar instrument executed or delivered in connection with a disposition that is otherwise permitted under the applicable Underlying Instruments shall not constitute an amendment or modification to such Underlying Instrument), any Underlying Instrument governing a Collateral Obligation executed or effected on or after the related Cut-Off Date which:

(n)
reduces or forgives any or all of the principal amount due under such Collateral Obligation or waives, extends or postpones any scheduled payment of principal on such Collateral Obligation;
(o)
(i) waives one or more interest payments, (ii) permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation (other than any deferral or capitalization already allowed by the terms of any Deferrable Collateral Obligation as of the related Cut-Off Date) or (iii) reduces the spread or coupon payable on such Collateral Obligation; providedthat, for the avoidance of doubt, it will not be a Material Modification with respect to the foregoing clauses (ii) and (iii), if such action(s) occur in connection with a general market repricing and the deferral, capitalization and/or reduction, in the sole discretion of the Collateral Manager, is not otherwise related to any credit deterioration of the related Obligor;
(p)
contractually or structurally subordinates such Collateral Obligation by operation of (i) any priority of payment provisions, (ii) turnover provisions or (iii) the transfer of assets in order to limit recourse to the related Obligor;
(q)
either (i) extends the maturity date of such Collateral Obligation past the maturity date as of the related Cut-Off Date or (ii) extends the amortization schedule with respect thereto;
(r)
substitutes, alters or releases (other than by the granting of Permitted Liens or as expressly permitted pursuant to the applicable Underlying Instruments as of the related Cut-Off Date) the Related Security securing such Collateral Obligation and such substitution, alteration or release, individually or in the aggregate and as determined in the Facility Agent’s commercially reasonable discretion, materially and adversely affects the value of such Collateral Obligation;
(s)
amends, waives, forbears, supplements or otherwise modifies in any way the definition of “permitted lien” or “indebtedness” (or any similar term) in a manner that the Facility Agent determines in its reasonable discretion is materially adverse to any Lender;
(t)
grants relief from the borrowing base or any related definition; or
(u)
amends, waives, forbears, supplements or otherwise modifies in any way the definition of “Net Senior Leverage Ratio”, “Net Total Obligor Leverage Ratio”, “Cash Interest Coverage Ratio”, “Recurring Revenue Multiple” or “EBITDA” (or any respective comparable definitions in the applicable Underlying Instruments) or the definition of any component thereof in a manner that, in the sole discretion of the Facility Agent, is materially adverse to the Facility Agent or any Lender.

“Maximum Availability” means, as of any date of determination, the difference of (i) the Facility Amount minus (ii) the balance of all unfunded Advances approved but not yet funded minus (iii) the difference (not less than zero) of (x) the product of the Aggregate Unfunded Amount and the Weighted Average Unfunded Advance Rate minus (y) the amount on deposit in the Unfunded Exposure Account, each as of such date.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any Measurement Date on or after the Effective Date if the Weighted Average Life of all Eligible Collateral Obligations included in the Collateral is less than or equal to (i) during the Revolving Period, 6 years and (ii) after the Revolving Period, 6 years minusthe amount of time that has elapsed since the end of the Revolving Period.

“Measurement Date” means each of the following, as applicable and without duplication: (i) each Determination Date; (ii) the Effective Date; and (iii~~) each Retest Date; and (iv~~) each date the Borrower delivers an Advance Request to the Facility Agent and the Collateral Agent pursuant to Section 2.2(a).

Overcollateralization Ratio, each Defaulted Collateral Obligation shall be deemed to have an Assigned Value of zero, except that the Defaulted Collateral Obligation with the highest Assigned Value (as determined pursuant to the definition thereof) shall have such Assigned Value.

“Overcollateralization Ratio Test” means a test that is satisfied on any Measurement Date ~~on or after the Effective Date (a) prior to the Advance Rate Increase Date~~, if the Overcollateralization Ratio on such date is at greater than ~~the applicable ratio in the table set forth below (or the linear interpolation between two adjacent rows), based on the Recurring Revenue Loan Percentage as of such date:~~ 153.85%.

~~Recurring Revenue Loan Percentage~~	~~Overcollateralization Ratio~~
~~0.00%~~	~~166.82%~~
~~2.50%~~	~~168.07%~~
~~5.00%~~	~~169.33%~~
~~7.50%~~	~~170.61%~~
~~10.00%~~	~~171.92%~~
~~12.50%~~	~~173.24%~~
~~15.00%~~	~~174.57%~~
~~17.50%~~	~~175.93%~~
~~20.00%~~	~~177.31%~~
~~22.50%~~	~~178.70%~~
~~25.00%~~	~~180.12%~~
~~27.50%~~	~~181.56%~~
~~30.00%~~	~~183.02%~~
~~32.50%~~	~~184.50%~~
~~35.00%~~	~~186.01%~~
~~37.50%~~	~~187.53%~~
~~40.00%~~	~~189.08%~~
~~42.50%~~	~~190.66%~~
~~45.00%~~	~~192.25%~~
~~47.50%~~	~~193.88%~~
~~50.00%~~	~~195.53%~~
~~52.50%~~	~~197.20%~~
~~55.00%~~	~~198.90%~~
~~57.50%~~	~~200.62%~~
~~60.00%~~	~~202.37%~~

~~and (b) on and after the Advance Rate Increase Date, if the Overcollateralization Ratio on such date is at greater than the applicable ratio in the table set forth below (or the linear interpolation between two adjacent rows), based on the Recurring Revenue Loan Percentage as of such date:~~

~~Recurring Revenue Loan Percentage~~	~~Overcollateralization Ratio~~
~~0.00%~~	~~138.85%~~
~~2.50%~~	~~139.74%~~
~~5.00%~~	~~140.64%~~
~~7.50%~~	~~141.56%~~
~~10.00%~~	~~142.48%~~
~~12.50%~~	~~143.42%~~
~~15.00%~~	~~144.36%~~
~~17.50%~~	~~145.32%~~
~~20.00%~~	~~146.29%~~
~~22.50%~~	~~147.27%~~
~~25.00%~~	~~148.27%~~
~~27.50%~~	~~149.27%~~
~~30.00%~~	~~150.29%~~
~~32.50%~~	~~151.32%~~
~~35.00%~~	~~152.36%~~
~~37.50%~~	~~153.42%~~
~~40.00%~~	~~154.49%~~
~~42.50%~~	~~155.58%~~
~~45.00%~~	~~156.67%~~
~~47.50%~~	~~157.79%~~
~~50.00%~~	~~158.91%~~
~~52.50%~~	~~160.05%~~
~~55.00%~~	~~161.21%~~
~~57.50%~~	~~162.38%~~
~~60.00%~~	~~163.57%~~

“Participant” has the meaning set forth in Section 15.9(a).

“Participant Register” has the meaning set forth in Section 15.9(c).

“PBGC” means the Pension Benefit Guaranty Corporation and its successors and assigns.

"Periodic Term SOFR Determination Day" has the meaning specified in the definition of "~~Adjusted~~ Term SOFR".

“Permitted Deferrable Collateral Obligation” means any Deferrable Collateral Obligation that provides for periodic payments of interest thereon in cash no less frequently than semi-annually and the portion of interest required to be paid in cash under the terms of the applicable Underlying Instruments results in such loan having an effective rate of current interest paid in cash on such day of not less than the applicable benchmark + 1.00% per annum.

“Permitted Investment” means, at any time:

(v)
direct interest‑bearing obligations of, and interest‑bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or

Officer, (e) notwithstanding the foregoing, in the case of AB Private Credit Investors LLC or an Affiliate of AB Private Credit Investors LLC in its capacity as the Servicer, any officer with the title of director or a more senior title having direct responsibility for the transactions contemplated by the Transaction Documents and (f) in the case of the Collateral Agent or Collateral Custodian, any officer within the Corporate Trust Office, including any director, vice president, assistant vice president or associate having direct responsibility for the administration of this Agreement, who at the time shall be such officers, respectively, or to whom any matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Retained Interest” means, with respect to any Collateral Obligation included in the Collateral, (a) such obligations to provide additional funding with respect to such Collateral Obligation that have been retained by the other lender(s) of such Collateral Obligation, (b) all of the rights and obligations, if any, of the agent(s) under the Underlying Instruments, (c) any unused commitment fees associated with the additional funding obligations that are being retained in accordance with clause (a) above, and (d) any agency or similar fees associated with the rights and obligations of the agent(s) that are being retained in accordance with clause (b) above.

~~“Retest Date” means July 15, 2021 and every 3 months thereafter so long as the Advance Rate Increase Condition was not met on the prior Retest Date.~~

“Revaluation Event” means each occurrence of any of the following with respect to any Collateral Obligation during the time such Collateral Obligation is Collateral:

(w)
any Scheduled Collateral Obligation Payment or part thereof is unpaid for more than the lesser of five (5) Business Days and the grace period (if any) permitted by the related Underlying Instrument;
(x)
the occurrence of an Insolvency Event with respect to any related Obligor, unless the related Loan is a DIP Loan;
(y)
a Responsible Officer of the Servicer or the Borrower has received written notice or has actual knowledge that a default has occurred under the Underlying Instruments, any applicable grace period has expired and the holders of such Collateral Obligation have exercised any of their material rights or remedies (including accelerating the repayment of such Collateral Obligation) (but only until such default is cured or waived) in the manner provided in the Underlying Instruments;
(z)
the occurrence of a Material Modification with respect to such Collateral Obligation that is not previously approved by the Facility Agent (in its sole discretion);
(aa)
the related Obligor fails to deliver to the Borrower or the Servicer any financial reporting information as required by the Underlying Instruments of such Collateral Obligation for more than 45 days (including any applicable grace period) after the date upon which such financial reporting information is due thereunder;
(bb)
with respect to a Collateral Obligation that is not a Recurring Revenue Loan, (i) the Leverage Multiple for such Collateral Obligation increases 30% in comparison with the Original Leverage Multiple for such Collateral Obligation and (ii) the Leverage Multiple for such Collateral Obligation is greater than 4.5x;
(cc)
with respect to a Recurring Revenue Loan, (i) the Recurring Revenue Multiple for such Collateral Obligation increases 0.5x in comparison with the Original Recurring Revenue Multiple for such Collateral Obligation and (ii) the Recurring Revenue Multiple for such Collateral Obligation is greater than 2.5x; and
(dd)
such Collateral Obligation becomes a Credit Risk Collateral Obligation.

“Revaluation Value” means, as of any date of determination, the lesser of (i) the value assigned to such Collateral Obligation by an Approved Valuation Firm pursuant to Section 2.7 and (ii) the value assigned to such Collateral Obligation by the Servicer as of such date of determination.

“Revolving Loan” means a Collateral Obligation that specifies a maximum aggregate amount that can be borrowed by the related Obligor and permits such Obligor to re-borrow any amount previously borrowed and subsequently repaid during the term of such Collateral Obligation.

“Revolving Period” means the period of time starting on the Closing Date and ending on the earliest to occur of (i) the date that is 2 years after ~~the Omnibus Amendment Date~~December 20, 2024 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and the Facility Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default (unless such Event of Default is waived in accordance with Section 17.2).

“S&P Industry Classification” means the industry classifications set forth in Schedule 1, as such industry classifications shall be updated at the option of the Facility Agent in its sole discretion if S&P publishes revised industry classifications.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the Closing Date, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanction Target” has the meaning set forth in Section 9.29.

“Sanctioned Countries” has the meaning set forth in Section 9.29.

“Sanctions” has the meaning set forth in Section 9.29.

“Schedule of Collateral Obligations” has the meaning set forth in the Sale Agreement.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal, interest and/or unutilized/commitment fees (as applicable) in accordance with the terms of the related Underlying Instrument.

“Secured Parties” means, collectively, the Collateral Agent, the Collateral Custodian, the Securities Intermediary, each Lender, the Facility Agent, each other Affected Person,

“Structured Finance Obligation” means any obligation issued by a special purpose entity secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities, including (but not limited to) collateral debt obligations, collateral loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares or interests as have more than 50% of the ordinary voting power for the election of directors, managers or general partners, as applicable.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 6.1 of the Sale Agreement or any Collateral Obligation substituted by the Equityholder pursuant to Section 6.2 of the Sale Agreement.

“Supported QFC” has the meaning set forth in Section 17.20.

“Synovus” means Synovus Bank, Specialty Finance Division.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any calculation with respect to an Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Accrual Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

~~“Term SOFR Adjustment” means a percentage equal to 20 basis points per annum.~~

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in consultation with the Collateral Manager).

caused by such Defaulting Lender, as determined by the Facility Agent in its sole discretion), to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.9 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto; and

1.1.1.1.
for any period during which such Lender is a Defaulting Lender, such Defaulting Lender shall not be entitled to receive any Undrawn Fee for any period during which that Lender is a Defaulting Lender (and under no circumstance shall the Borrower retroactively be or become required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
1.1.2.
If the Facility Agent and the Borrower determine in their respective sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Facility Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of Advances outstanding of the other Lenders or take such other actions as the Facility Agent may determine to be necessary to cause the Advances to be held on a pro ratabasis by the Lenders, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.10 Conforming Changes

. In connection with the use or administration of ~~Adjusted~~ Term SOFR, the Facility Agent and the Borrower will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Facility Agent will promptly notify the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of ~~Adjusted~~  Term SOFR.

1.1.3.
any court shall render a final, non-appealable judgment against the Borrower or the Equityholder in an amount in excess of $500,000 (in the case of the Borrower) or $5,000,000 (in the case of the Equityholder) (in each case exclusive of judgment amounts to the extent covered by applicable insurance or any payments made from a capital contribution to the Borrower) which shall not be satisfactorily stayed, discharged, vacated, set aside or satisfied within 30 days of the making thereof;
1.1.4.
the Borrower shall fail to qualify as a bankruptcy‑remote entity based upon customary criteria such that Dechert LLP or any other reputable counsel could no longer render a substantive nonconsolidation opinion with respect to the Borrower;
1.1.5.
for any reason Overcollateralization Ratio is less than ~~105~~107.5% as of any Measurement Date and remains so for seven (7) days after such Measurement Date; or
1.1.6.
the occurrence of a Servicer Default.

Section 13.2 Effect of Event of Default.

1.1.7.
Optional Termination. Upon notice by the Collateral Agent or the Facility Agent that an Event of Default (other than an Event of Default described in Section 13.1(d) or an Event of Default that has been waived in accordance with Section 17.2) has occurred, the Revolving Period will automatically terminate and no Advances will thereafter be made, and the Collateral Agent (at the direction of the Facility Agent or the Required Lenders) may declare all or any portion of the outstanding principal amount of the Advances and other Obligations to be due and payable together with any Prepayment Fee in respect of such Advances, whereupon the full unpaid amount of such Advances and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment (all of which are hereby expressly waived by the Borrower) and the Facility Termination Date shall be deemed to have occurred.
1.1.8.
Automatic Termination. Upon the occurrence of an Event of Default described in Section 13.1(d), the Facility Termination Date shall be deemed to have occurred automatically, and all outstanding Advances under this Agreement and all other Obligations under this Agreement shall become immediately and automatically due and payable together with any Prepayment Fee in respect of such Advances, all without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived by the Borrower).

Section 13.3 Rights upon Event of Default.

If an Event of Default shall have occurred and be continuing, the Facility Agent may, in its sole discretion, or shall at the direction of the Required Lenders, exercise or direct the Collateral Agent to exercise any of the remedies specified herein in respect of the Collateral including (subject to Section 13.9 and Section 13.11):

1.1.9.
to require the Servicer to obtain the prior written consent of the Facility Agent before (i) agreeing to any modification or waiver of any Collateral Obligation, (ii) taking any discretionary action with respect to any Collateral Obligation or (iii) causing the Borrower to sell or otherwise dispose of any Collateral Obligation;